EXHIBIT 13.1

CERTIFICATION

In connection with the annual report of ICTS International, N.V. (the "Company") on Form 20-F for the period ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raanan Nir, Managing Director and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 3(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Raanan Nir

Raanan Nir, Managing Director and Principal Executive Officer

Dated:	May 14, 2014